UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2025

Phoenix Energy One, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-42868	83-4526672
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18575 Jamboree Road, Suite 830
Irvine, CA		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 416-5037

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Cumulative Redeemable Preferred Shares	PHXE.P	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on August 12, 2024, 2025, Phoenix Energy One, LLC (the “Company”) entered into that certain Amended and Restated Senior Secured Credit Agreement with Phoenix Operating LLC, as borrower (“Phoenix Operating”), each of the lenders from time to time party thereto, and Fortress Credit Corp. (“Fortress”), as administrative agent for the lenders (as amended or supplemented from time to time, the “Credit Agreement”). Terms used herein but not defined herein shall have the meaning given to such terms in the Credit Agreement.

On October 27, 2025 (the “Amendment No. 7 Effective Date”), the Company, Phoenix Operating, the Guarantors party thereto, the Specified Additional Guarantor, the Lenders party thereto, and Fortress entered into that certain Amendment No. 7 to Amended and Restated Senior Secured Credit Agreement (“Amendment No. 7”). Amendment No. 7, among other things, established a new tranche of commitments to make term loans under the Credit Agreement in an aggregate principal amount of $350 million (the “Tranche G Commitments”), with $50 million of such Tranche G Commitments funded on the Amendment No. 7 Effective Date (the “Amendment No. 7 Term Loans”), and up to $300 million of such Tranche G Commitments to be available on a discretionary basis to fund term loans from time to time during the Amendment No. 7 Delayed Draw Term Loan Availability Period, in each case, subject to and upon the satisfaction of certain conditions precedent set forth in the Credit Agreement (the “Amendment No. 7 Delayed Draw Term Loans” and, together with the Amendment No. 7 Term Loans, the “Tranche G Loans”). The Tranche G Loans are subject to original issue discount of 3.00%.

Amendment No. 7 also amended, or provided limited waivers of compliance with, certain covenants contained in the Credit Agreement. In particular, Amendment No. 7 provided a waiver of the covenant requiring the Company to maintain a Current Ratio, as of the last day of September 30, 2025, of at least 0.80 to 1.00.

Additionally, Amendment No. 7 added a quarterly limit on the amount of Redemptions of Specified Preferred Equity that the Company may make, whereby Redemptions of Series A Cumulative Redeemable Preferred Shares, among other existing requirements under the Credit Agreement, are capped at an aggregate amount of $5,000,000 per quarter, which quarterly limit may be reduced by the amount of certain cash payments made during such quarter to the extent related to refinancing transactions on the outstanding bonds of the Company as more particularly described in Amendment No. 7.

The Company and Phoenix Operating will use the proceeds of the Tranche G Loans to finance the development of their oil and gas properties in accordance with the approved plan of development as provided in the Credit Agreement.

The foregoing description of Amendment No. 7 is a summary and is qualified in its entirety by reference to Amendment No. 7, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment No. 7 to Amended and Restated Senior Secured Credit Agreement, by and among Phoenix Energy One, LLC, Phoenix Operating LLC, each of the lenders from time to time party thereto, and Fortress Credit Corp., dated as of October 27, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2025

PHOENIX ENERGY ONE, LLC

By:	/s/ Curtis Allen
Curtis Allen
Chief Financial Officer